Valeritas Announces V-Go® Distribution Agreement in Italy with Movi SpA

BRIDGEWATER, N.J., Feb. 22, 2018 (GLOBE NEWSWIRE) -- Valeritas Holdings, Inc. (NASDAQ:VLRX), a medical technology company which offers patients with type 2 diabetes V-Go® Wearable Insulin Delivery device, a simple, affordable, all-in-one insulin delivery option that is worn like a patch and can eliminate the need for taking multiple daily shots, today announced it has signed an exclusive distribution agreement with Movi SpA (“Movi”) for the commercialization of V-Go Wearable Insulin Delivery device in Italy. Under the terms of the agreement, Valeritas has granted Movi the rights to promote, market, and sell the Company's flagship product V-Go Wearable Insulin Delivery device to diabetes clinics and patients in Italy.
“We are thrilled to have Movi as our partner, and our distribution agreement is a significant first step to expand market access for V-Go Wearable Insulin Delivery device outside of the United States,” said John Timberlake, CEO and President of Valeritas. “Movi is a trusted and highly respected distributor with a broad customer base and deep knowledge of the needs of people with diabetes. Together with Movi’s extensive sales and support network, we aim to help eliminate the need for patients with type 2 diabetes in Italy to take multiple daily insulin injections through the use of our simple, fully disposable insulin delivery device.”
"We are very excited to start this new collaboration with Valeritas with whom we share the enthusiasm of starting up operations, curiosity in the new market opportunities and a strong will in making this deal very successful," said Enrico Piero Bassani, President of Movi. "We thank Valeritas for choosing us as their exclusive distribution partner for Italy, and we are very proud to be the first Valeritas distribution company in Europe. We strongly believe in the utmost quality of V-Go and the professionalism of the Valeritas organization, which are both very important factors for building a long-term business relationship."
Valeritas will retain responsibility for product development, regulatory approval, quality management, and manufacturing while Movi will be responsible for sales, marketing, customer support and distribution activities in Italy.
About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots.  V-Go administers a continuous preset basal rate of insulin over 24 hours and it provides discreet on-demand bolus dosing at mealtimes.  It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.
More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.
Forward-Looking Statements
This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.  Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at http://www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
610-368-6505
ir@valeritas.com
Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
(206) 451-4823
pr@valeritas.com